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                                                                   Exhibit 21


                    LIST OF SUBSIDIARIES OF ML DIRECT INC.
                            A DELAWARE CORPORATION
                           AS OF FEBRUARY 28, 1997


                                                                State of
Subsidiary                                                    Incorporation
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KN2B, Inc. dba Home Shopping Showcase                           Delaware